As filed with the Securities and Exchange Commission on December 27, 1999.
                                        Registration Statement No. 333-
===============================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              GLOBALOCK CORPORATION
               (Exact Name of Issuer as Specified in its Charter


                  DELAWARE                            95-4702570
         (State or Other Jurisdiction               (I.R.S. Employer
         Incorporation of Organization)            Identification No.)


                          860 VIA DE LA PAZ, SUITE E-1
                      PACIFIC PALISADES, CALIFORNIA 90272

                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                    GLOBALOCK
                           1999 CONSULTANT AGREEMENTS
                            (Full Title of the Plans)

             George Todt, President and Principal Executive Officer
                             Globalock Corporation
            860 Via de la Paz, Suite E-1 Pacific Palisades, CA 90272
                     (Name and Address of Agent for Service)

                                 (310) 230-6100
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
-----------    ---------------    --------------   ------------   ------------
Title of                            Proposed         Proposed
Securities        Amount            maximum          maximum
to be             to be             offering         aggregate      Amount of
registered        registered        price per        offering     registration
                                    share            price             fee
-----------    ---------------    --------------   ------------   ------------
Common         775,000 shares        $ .001            $ 775          $122
Stock
$0.001
par value
-----------    ---------------    --------------   ------------   ------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the Company's consultants (as defined in the instructions to Form S-8) receiving securities registered hereunder as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Globalock Corporation. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:


(a) The Company's Registration Statement No. 0-26943 on Form 10-SB filed with the Commission on August 4, 1999, effective October 4,1999.

(b) The Company's quarterly report on Form 10Q-SB for the fiscal quarter ended September 30, 1999, filed with the Commission on November 17, 1999.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") by the Company since the end of the Company's fiscal year ended December 31, 1998

(d) The description of the Company's common stock and related rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable

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

Item 6.  Indemnification of Directors and Officers.

     The Amended and Restated Certificate of Incorporation and Bylaws of the Company contain provisions limiting or eliminating the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by the General Corporation law of Montana and indemnifying officers and directors of the Company to the fullest extent permitted by the General Corporation Law of Montana. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

     Not Applicable

Item 8.  Exhibits

EXHIBIT NO.
-----------
3.1.     Amended and  Restated  Certificate  of  Incorporation  of the  Company,
         incorporated   herein  by  reference  to  the  Company's   registration
         statement on Form 10-SB, file no. 0-26943.

3.2. Bylaws of the Company, incorporated herein by reference to the Company's registration statement on Form 10-SB, file no. 0-26943.

5 Opinion of Sara Churgin, Esq. as to legality of the securities being registered.*

23.1 Consent of Sara Churgin, Esq. (included as Exhibit 5 to this registration statement).

23.2     Consent of Weinberg & Company, P.A.*

24       Power of Attorney is contained on the signature pages.*

99.1     Tim Hipsher Consulting Agreement.*

99.2     George Malasek Consulting Agreement.*

99.3     Patrick Walters Consulting Agreement.*

    *  Filed herewith

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


Item 9.  Undertakings

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

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



                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on November 17, 1999.


                                      GLOBALOCK CORPORATION

                                        /s/ George Todt
                                     By_________________________
                                        George Todt, President


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Todt and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                            TITLE                     Date

/s/ George Todt                  President and Principal     Nov. 17, 1999
George Todt                      Executive Officer,
                                 Director


/s/ Jim Walters                  V.P., Treasurer and Chief   Nov. 17, 1999
Jim Walters                      Financial Officer


/s/ Mary Elizabeth Rowbottom     Secretary                   Nov. 17, 1999
Mary Elizabeth Rowbottom



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